Exhibit 3.2

Registrant’s Amended and Restated Bylaws (as amended through May 13, 2009)

KEY TECHNOLOGY, INC.

AMENDED AND RESTATED BYLAWS

(as amended through May 13, 2009)

The following constitute the official Bylaws (referred to herein as the "Bylaws") of Key Technology, Inc.

ARTICLE 1
SHAREHOLDERS:  MEETINGS AND VOTING

Section 1.                      PLACE OF MEETINGS

Meetings of the shareholders of Key Technology, Inc., an Oregon corporation (the "Corporation"), will be held at the principal office of the Corporation, or any other place selected by the board of directors (the "Board of Directors") of the Corporation.

Section 2.                      ANNUAL MEETINGS

(a)           The annual meeting of the shareholders will be held on such date and at such time as the Board of Directors may designate, or if not so designated, on the first Tuesday of February of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day.  At the annual meeting, the shareholders will elect by vote a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may properly be brought before the meeting.

(b)           No business may be transacted at an annual meeting of the shareholders other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a shareholder who is a shareholder of record both on the date notice of such meeting is given and on the record date for determining shareholders entitled to vote at such meeting and who complies with the notice procedures in this Section 2.

(c)           In addition to any other applicable requirements of law, the Corporation's Restated Articles of Incorporation (the "Articles of Incorporation"), or these Bylaws, for any business to be properly brought before the annual meeting of by a shareholder, including the nomination of any person to stand for election to the Board of Directors, the shareholder must have given timely and proper written notice to the Secretary of the Corporation.

(i)           To be timely, the shareholder's written notice must be received at the principal executive offices of the Corporation by the date that is not less than 120 days prior to the corresponding date in the prior year that the Corporation's proxy statement for the prior year's annual meeting of shareholders was released to shareholders; provided, however, that if the annual meeting to which the shareholder's written notice relates is to be held on a date during the calendar year that differs by more than 30 days from the date in the prior calendar year of the last annual meeting, then to be timely the notice must be received not later than the close of business on the tenth day following the date on which public announcement of the date of the annual meeting of shareholders is made or given to shareholders.  Any shareholder's written notice that is delivered after the close of business (5 p.m. local time) will be considered received on the following business day.  For purposes of this paragraph "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed with the Securities and Exchange Commission.

(ii)           To be proper, the shareholder's written notice must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the matter, (b) the name and record address of the shareholder proposing such matter, (c) the class or series and the number of shares of the Corporation that the shareholder beneficially owns, (d) a description of all agreements, arrangements or understandings between such shareholder and any other person or persons (including their names and addresses) in connection with the proposal of such matter and any material interest of the shareholder in such matter, and (e) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting.  Additionally, if the shareholder's written notice relates to the nomination at the annual meeting of any person to stand for election to the Board of Directors, such notice to be proper must also set forth (i) the name, age, business address and residence address of each person to be so nominated, (ii) the principal occupation or employment of each such person, (iii) the number of shares of the Corporation such person beneficially owns, if any, (iv) other information the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider such proposal, (iv) such other information concerning each such person as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person as a director, and (v) a consent, signed by each proposed nominee, to serve as a director of the Corporation if elected.

(d)           Notwithstanding the foregoing provisions of this Section 2, a shareholder will also comply with all applicable requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, as applicable. Nothing in this Section 2 will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to applicable rules under the Exchange Act.

(e)           The presiding officer at any annual meeting will determine whether any matter was properly brought before the meeting in accordance with the provisions of this Section 2.  If the presiding officer should determine that any matter has not been properly brought before the meeting, the presiding officer will so declare at the meeting and any such matter will not be considered or acted upon.

Section 3.                      SPECIAL MEETINGS

The Corporation will hold a special meeting of shareholders upon the call of the Corporation's Chief Executive Officer or the Board of Directors, or by written request of the holders of shares having the right to cast at least 10% of all votes entitled to be cast on any matter proposed to be considered at the proposed special meeting, with the written request to be signed by all requesting shareholders, dated and delivered to the Secretary of the Corporation at least 60 days prior to the proposed date of the special meeting describing the purpose or purposes for which the meeting is to be held.

Section 4.                      NOTICE OF MEETINGS

(a)           The Corporation will provide written notice of the date, time and place of each annual and special meeting of shareholders to shareholders entitled to vote at the meeting not earlier than 60 days or less than 10 days before the meeting date.  Unless Oregon law or the Articles of Incorporation require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting.  Such notice is effective when mailed if it is mailed postage prepaid and is correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.  Unless required by law or by the Articles of Incorporation, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

(b)           A shareholder may at any time waive any notice required by law, the Articles of Incorporation, or these Bylaws.  Except as provided in paragraph (c) of this Section 4, the waiver must be in writing, signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

(c)           A shareholder's attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 5.                      ADJOURNMENT

Any annual or special meeting of shareholders may be adjourned from time to time by the vote of the holders of a majority of the shares represented at the meeting in person or by proxy, whether or not a quorum.  Except as required by the Oregon Business Corporation Act (the "Act"), when a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  If a new record date for the adjourned meeting is fixed, or is required by law to be fixed, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.  At an adjourned meeting, the shareholders may transact any business which might have been transacted at the original meeting.

Section 6.                      QUORUM AND VOTING RIGHTS

(a)           Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  Unless otherwise required by law or the Articles of Incorporation, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

(b)           Unless otherwise provided by law, if a quorum exists action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

(c)           Except as provided in Section 3 of Article 2 of these Bylaws, directors are elected by a plurality of the votes cast by holders of the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 7.                      VOTING OF SHARES BY CERTAIN HOLDERS

(a)           If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation if acting in good faith is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.  If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

(i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii)      The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

(iii)      The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

(iv)      The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; or

(v)      Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

(b)           Shares of the Corporation are not entitled to be voted if (i) they are owned, directly or indirectly, by another domestic or foreign corporation, and (ii) the Corporation owns, directly or indirectly, a majority of the shares entitled to be voted for directors of such other corporation.  This paragraph does not limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

(c)           Any redeemable shares which the Corporation may issue are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 8.                      PROXIES

A shareholder may vote shares either in person or by proxy.  A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact.  An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes.  An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form.  An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 9.                      MEETINGS BY ELECTRONIC COMMUNICATIONS

Shareholders may participate in any regular or special meeting by the use of any means of communication by which all shareholders participating may simultaneously hear each other during the meeting.  A shareholder participating in a meeting by this means will be deemed present in person at the meeting.

ARTICLE 2
DIRECTORS:  MANAGEMENT

Section 1.                      POWERS

The Corporation will have a Board of Directors.  The Board of Directors will exercise all corporate powers and direct the business and affairs of the Corporation, except as otherwise required by law, the Articles of Incorporation, or these Bylaws.

Section 2.                      NUMBER AND QUALIFICATIONS

The number of directors constituting the Board of Directors, until modified as provided in these Bylaws, will be not less than six and not more than nine.  The number of directors constituting the full Board within the authorized range of total directors may be established from time to time by the Board of Directors.  Any decrease in the number of directors within the authorized range of total directors implemented by the Board of Directors does not shorten an incumbent director's term.

Section 3.                      ELECTION AND TENURE OF OFFICE

The directors will be elected by ballot at the annual meeting of the shareholders.  To the extent and in the manner provided in the Articles of Incorporation, the Board of Directors will be divided into classes, and elected as therein provided.  At any time that the division into classes is not in effect, the terms of all directors expire at the next annual meeting of shareholders following their election.  Despite the expiration of a director's term, the director continues to serve until the director resigns, the director's successor is elected or until there is a decrease in the number of directors.

Section 4.                      VACANCIES

(a)           A vacancy in the Board of Directors will exist upon the death, resignation or removal of any director or upon an increase in the number of directors.

(b)           Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors the Board of Directors may fill the vacancy.  If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

(c)           The term of a director elected to fill a vacancy expires at the next meeting of shareholders at which directors are elected.

(d)           If the vacancy has not been filled by action of the Board of Directors prior to the next meeting of the shareholders occurring after the vacancy was created, the shareholders may fill the vacancy.

Section 5.                      RESIGNATION

A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board or the Secretary of the Corporation.  Unless the notice specifies a later effective date, a resignation is effective when it is received.  Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

Section 6.                      REMOVAL

The shareholders may remove one or more directors with or without cause unless the Articles of Incorporation provide that the directors may be removed only for cause, provided that no director may be removed from the office prior to the end of his term of office if within the two-year period immediately preceding the vote of the shareholders to remove the director there has been a change in voting control of more than 50% of the Corporation's voting shares.  This Section 6 may be amended only by the Corporation's Board of Directors.

Section 7.                      MEETINGS

(a)           The Board of Directors may hold regular or special meetings at the principal office of the Corporation or at such other location as the Board of Directors may agree.

(b)           Annual meetings of the Board of Directors will be held, without notice, immediately following the adjournment of the annual meetings of the shareholders.

(c)           Regular meetings of the Board of Directors may be held at such time as may from time to time be determined by the Board of Directors and may be held without notice.

(d)           Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President, Chairman of the Board or any three directors.  The person calling a special meeting of the Board of Directors may fix the time and place of the special meeting.

Section 8.                      NOTICE OF SPECIAL MEETINGS; WAIVER OF NOTICE

(a)           Special meetings of the Board of Directors will be preceded by at least 24 hours' notice of the date, time and place of the meeting.  The notice need not describe the purpose or purposes of the special meeting.

(b)           A director may, at any time, waive any notice required by law, the Articles of Incorporation or these Bylaws.  Except as provided in paragraph (c) of this Section 8, the waiver must be in writing, must be signed by the director entitled to notice, must specify the meeting for which notice is waived and must be filed with the minutes of the Corporation.

(c)           A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

(d)           Notice of the time and place of holding an adjourned meeting need not be given if such time and place are fixed at the meeting adjourned.

Section 9.                      MEETINGS BY ELECTRONIC COMMUNICATIONS

The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct a meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting.  A director participating in a meeting by this means will be deemed presenting in person at the meeting.

Section 10.                      ACTION WITHOUT A MEETING

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if the action is taken by all of the directors and evidenced by one or more written consents describing the action taken, signed by all of the directors and included in the minutes or filed with the Corporation reflecting the action taken.  Action taken under this Section 10 is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.  A consent signed under this Section 10 has the effect of a meeting vote and may be described as such in any document.

Section 11.                      QUORUM AND VOTE

(a)           Unless the Articles of Incorporation provide otherwise, a majority of the directors in office will constitute a quorum for the transaction of business.  A majority of the directors present, in the absence of a quorum, may adjourn from time to time but may not transact any business.

(b)           If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation require the vote of a greater number of directors.

(c)           A director who is present at a meeting of the Board of Directors or is a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting, (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 12.                      COMMITTEES

(a)           The Corporation will have the following standing committees, each of which will have the powers, duties, and responsibilities set forth in the Committee Charter for each such committee: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

(b)           The Board of Directors may appoint such other committees as may be necessary from time to time, which committees will have the powers designated by the Board of Directors.

(c)           Each committee of the Board of Directors will have at least two members, and all members of the committees of the Board of Directors will serve at the pleasure of the Board of Directors.  The Board of Directors may remove any individual committee member at any time for any reason and may fill any committee vacancy created by death, resignation, removal or increase in the number of committee members.

(d)           All actions of a committee will be reflected in minutes to be kept of such meetings and reported to the Board of Directors at the next succeeding meeting thereof.  The provisions of Article 2 of these Bylaws governing meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply equally to committees of the Board.

Section 13.                      COMPENSATION

The Board of Directors may from time to time determine and adjust the compensation to be paid to directors for their services as members of the Board and as chairpersons or members of Board committees.

ARTICLE 3
OFFICERS

Section 1.                    DESIGNATION; ELECTION

(a)           The officers of the Corporation will be a President, Chief Financial Officer, Secretary, one or more Vice Presidents, and such other officers and assistant officers as the Board of Directors will from time to time appoint.  The officers will be elected by, and hold office at the pleasure of, the Board of Directors.  The same individual may simultaneously hold more than one office in the Corporation.

(b)           A vacancy in any office because of death, resignation, removal or any other cause will be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 2.                    COMPENSATION AND TERM OF OFFICE; RESIGNATION; REMOVAL

(a)           The salaries and other compensation of the officers of the Corporation will be fixed by or in the manner designated by the Board of Directors or any committee of the Board to which officer compensation may be delegated.

(b)           All officers will hold office at the pleasure of the Board of Directors and until their successors have been duly elected or until the officer's earlier resignation or removal.

(c)           The Board of Directors may remove any officer at any time, either with or without cause.

(d)           Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation.  Unless the notice specifies a later effective date, a resignation is effective when received.  Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.  If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date, if the Board of Directors provides that the successor will not take office until the effective date.

(e)           The election of an officer does not itself create contract rights.  Removal or resignation of an officer does not affect the contract rights, if any, of the Corporation or the officer.

Section 3.                      CHAIRMAN OF THE BOARD

The Chairman of the Board, if and when designated by the Board of Directors, will be a member of the Board of Directors and will preside at all meetings of the Board of Directors and the shareholders.

Section 4.                      PRESIDENT

The President will be the chief executive officer of the Corporation and will have general supervision, direction and control of the business and affairs of the Corporation and will report to the Board of Directors.  The President will have the general powers and duties of management usually vested in the office of a chief executive officer of a corporation and will have such other powers and duties as may be prescribed from time to time by the Board of Directors.

Section 5.                      VICE PRESIDENTS

The Vice Presidents, if any, will have such authority as may be described in the Board resolution creating such office, and will perform such duties as the President may prescribe.  In the absence or disability of the President, the President's duties and powers will be performed and exercised by a senior Vice President, as designated by the Board of Directors.

Section 6.                      CHIEF FINANCIAL OFFICER

The Chief Financial Officer will be responsible for all financial affairs of the Corporation, including without limitation the establishment, subject to authorization by the Board of Directors, of relationships with one or more financial institutions for the borrowing, depositing and withdrawal of funds and will cause to be kept full and accurate financial records and accounts of receipts and disbursements in books maintained at the Corporation's principal offices.  In the absence of a separate officer position for a treasurer, the Chief Financial Officer will be the treasurer of the Corporation.  The Chief Financial Officer will report to the Corporation's President.

Section 7.                      SECRETARY

(a)           The Secretary will keep or cause to be kept at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders showing the time and place of the meeting, and if a special meeting, how authorized, the notice given, the names of those present at meetings of the Board of Directors, the number of shares present or represented at meetings of the shareholders and the proceedings thereof.

(b)           The Secretary will keep or cause to be kept at the principal office of the Corporation or at the office of the Corporation's transfer agent, a proper share register and transfer book, or duplicates thereof, for all classes and series of shares issued by the Corporation.

(c)           The Secretary will give or cause to be given such notice of the meetings of the shareholders and of the Board of Directors as is required by law or these Bylaws.  If the Corporation elects to have a seal, the Secretary will keep the seal and affix it to all documents requiring a seal.  The Secretary will have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 8.                      ASSISTANTS

The Board of Directors may appoint or authorize the appointment of assistants to the Secretary or other offices.  Such assistants may exercise the powers of the office and will perform such duties as are prescribed by the Board of Directors.

Section 9.                      OTHER OFFICERS

The Board of Directors may designate other officers to perform such other duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE 4
CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1.                      RECORDS

All records of the Corporation will be kept at its principal office, registered office or at any other place designated by the Corporation's chief executive officer, or as otherwise provided by law, and may be kept in paper form or by means of any information storage device that can be converted into clearly legible paper form within a reasonable period of time.

Section 2.                      CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of the Corporation will be signed or endorsed by such person or persons and in such manner as may be determined from time to time by resolution of the Board of Directors.

Section 3.                      EXECUTION OF DOCUMENTS

The Board of Directors may, except as otherwise provided in these Bylaws, authorize any officer or agent of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.  Unless so authorized by the Board of Directors, or unless inherent in the authority vested in the office under the provision of these Bylaws, no officer, agent or employee of the Corporation will have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or render it liable for any purpose or for any amount.

ARTICLE 5
CERTIFICATES AND TRANSFER OF SHARES

Section 1.                      CERTIFICATES; DIRECT REGISTRATION

(a)           Ownership of shares of the capital stock of the Corporation will be evidenced by certificates (certificated shares) or by direct registration on the books and records of the Corporation or its transfer agent or registrar without the issuance of certificates (uncertificated shares) pursuant to a direct registration system approved by the Securities and Exchange Commission and the Nasdaq Global Market or such other securities exchange on which shares of the Corporation's capital stock may from time to time be traded.

(b)           Any certificates that are issued will be in such form as the Board of Directors may designate and will state (i) the name of the Corporation and the state law under which the Corporation is organized, (ii) the name of the person to whom the shares represented by the certificate are issued and (iii) the number and class of shares and the designation of the series, if any, the certificate represents.  Certificates must be signed, either manually or in facsimile, by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation.  If the Corporation has a corporate seal, the certificates may bear the corporate seal or its facsimile.  If any officer who has signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

(c)           Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation will send the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Act.

Section 2.                      TRANSFER ON THE BOOKS

Transfers of shares of stock of the Corporation will be made on the books of the Corporation only after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate upon surrender of such certificate.  Subject to the foregoing, the Board of Directors will have power and authority to make such rules and regulations as it will deem necessary or appropriate concerning the issue, transfer, and registration of certificates of shares of stock of the Corporation.

Section 3.                      LOST, STOLEN OR DESTROYED CERTIFICATES

In the event a certificate is represented to be lost, stolen or destroyed, a new certificate will be issued in place thereof upon such proof of the loss, theft or destruction and upon the giving of such bond or other indemnity as may be required by the Board of Directors.

Section 4.                      TRANSFER AGENTS AND REGISTRARS

The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation who will have such powers and duties as the Board of Directors may specify.

ARTICLE 6
GENERAL PROVISIONS

Section 1.                      SEAL

If the Corporation elects to have a corporate seal, the seal will be circular in form and will have inscribed thereon the name of the Corporation and the state of its incorporation.

Section 2.                      AMENDMENT OF BYLAWS

(a)           Except as otherwise provided by law, the Board of Directors may amend or repeal these Bylaws and may adopt replacement bylaws at any regular or special meeting of the Board of Directors.

(b)           Whenever an amendment or new Bylaw is adopted, it will be copied in the minute book with the original Bylaws in the appropriate place.  If any Bylaw is repealed, the fact of repeal and the date on which the repeal occurred will be stated in such book and place.

Section 3.                      NOTICE

(a)           Notice for all purposes under these Bylaws will be in writing unless oral notice is specifically permitted under the circumstances by the Articles of Incorporation or these Bylaws.  All notices to shareholders of the Corporation will be in writing.

(b)           Notice may be communicated in person, by mail or private carrier or by telephone, e-mail, facsimile or other form of electronic transmission.

ARTICLE 7
INDEMNIFICATION

(a)           The Corporation will indemnify to the fullest extent permitted by law any person who is made, or threatened to be made, a party to or witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including any action, suit or proceeding by or in the right of the Corporation) by reason of the fact that:

(i)  the person is or was a director or officer of the Corporation or any of its subsidiaries;

(ii)  the person is or was serving as a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation or any of its subsidiaries; or

(iii)  the person is or was serving, at the request of the Corporation or any of its subsidiaries, as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise.

(b)           The Corporation may indemnify its employees and other agents to the fullest extent permitted by law.

(c)           The expenses incurred by a director or officer or other indemnified person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, which the director or officer is made or threatened to be made a party to or witness in, or is otherwise involved in, will be paid by the Corporation in advance upon written request if the indemnified person:

(i)  furnishes the Corporation a written affirmation that in good faith the person believes that he or she is entitled to be indemnified by the Corporation; and

(ii)  furnishes the Corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the Corporation.  Such advances will be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under this Article or otherwise.

(d)           The rights of indemnification provided in this Article 8 will be in addition to any rights to which a person may otherwise be entitled under any articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of shareholders or Board of Directors, or otherwise; will continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation; and will inure to the benefit of the heirs, executors and administrators of such person.

(e)           Any repeal of this Article 8 will be prospective only and no repeal or modification of this Article 8 will adversely affect any right or protection that is based upon this Article 8 and pertains to an act or omission that occurred prior to the time of such repeal or modification.

ARTICLE 8
LIMITATION OF DIRECTOR LIABILITY

To the fullest extent permitted by law, no director will be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director.  No amendment or repeal of this Article 9, nor the adoption of any provision of these Bylaws inconsistent with this Article 9, will adversely affect any right or protection of a director based upon this Article 9 and which right or protection pertains to conduct that occurred prior to the time of such amendment or repeal.  No change in the law will reduce or eliminate the rights and protections provided by this Article 9, unless the change in the law specifically requires such reduction or elimination.  If the Act is amended after this Article 9 becomes effective to authorize corporate action further eliminating or limiting the personal liability of directors, officers, employees or agents, then the liability of directors, officers, employees or agents of this corporation will be eliminated or limited to the fullest extent permitted by the Act, as so amended.

ARTICLE 9
TRANSACTIONS WITH INTERESTED DIRECTORS

Section 1.                      VALIDITY OF TRANSACTION

No transaction involving the Corporation will be voidable by the Corporation solely because of a director's direct or indirect interest in the transaction if:

(a)           The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee authorized, approved or ratified the transaction; or

(b)           The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and a majority of those shareholders authorized, approved or ratified the transaction; or

(c)           The transaction was fair to the Corporation.

Solely for purposes of this Article 10, a director of the Corporation has an indirect interest in a transaction if another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or the transaction is with another entity of which the director is a director, officer or trustee and the transaction is or should be considered by the Board of Directors.

Section 2.                      APPROVAL BY BOARD

For purposes of Section 1, a transaction in which a director has an interest is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee acting on the matter, who have no direct or indirect interest in the transaction.  A transaction may not be authorized, approved or ratified under this Article 10 by a single director.  If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum will be deemed to be present for the purpose of taking action under this Article 10.  The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken by the Board of Directors or a committee thereof if the transaction is otherwise authorized, approved or ratified in any manner as provided in Section 1 of this Article 10.

Section 3.                      APPROVAL BY SHAREHOLDERS

For purposes of Section 1 of this Article 10, a transaction in which a director has an interest is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Article 10, voting as a single voting group.  Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of any entity affiliated with the director as described in Section 1, may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a transaction by vote of the shareholders under this Article 10.  A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Article 10 constitutes a quorum for the purpose of taking action under this Article 10.